UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

We are filing this Current Report on Form 8-K solely to add exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-221668).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement Standard Provisions dated September 17, 2020.

1.2	Pricing Agreement dated September 17, 2020 by and between Emerson Electric Co. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (included in Exhibit 1.1 above).

4.1	Form of 0.875% Note due 2026.

5.1	Opinion of John A. Sperino, Esq.

23.1	Consent of John A. Sperino, Esq. (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2020	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary